                                                                 EXHIBIT 10.96





                          ASSIGNMENT AND ASSUMPTION AND

                                ROYALTY AGREEMENT


                                     between


                                INTERCARDIA, INC.


                                       and


                        INTERNEURON PHARMACEUTICALS, INC.






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                                TABLE OF CONTENTS
                                -----------------

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ARTICLE I

         DEFINITIONS................................................................. 1
         1.1      "Closing Date"..................................................... 1
         1.2      "Common Stock"..................................................... 1
         1.3      Defined Terms Appearing in Merck Agreement......................... 2
         1.4      "Earned Payment"................................................... 2
         1.5      "Fair Market Value"................................................ 2
         1.6      "Merck"............................................................ 2
         1.7      "Merck Agreement".................................................. 2
         1.8      "Party"............................................................ 2
         1.9      "Princeton License Agreement"...................................... 3
         1.10     "Princeton Sponsored Research Agreements".......................... 3
         1.11     "Product".......................................................... 3
         1.12     "Securities Act"................................................... 3
         1.13     "Side Agreement"................................................... 3

ARTICLE II

         ASSIGNMENT AND ASSUMPTION; GUARANTY AGREEMENT............................... 3
         2.1      Assignment and Assumption.......................................... 3
         2.2      Guaranty Agreement................................................. 3
         2.3      Consents or Approvals.............................................. 3

ARTICLE III

         EARNED PAYMENT; ROYALTIES AND REPORTS....................................... 4
         3.1      Earned Payment and Royalties....................................... 4
         3.2      Reports; Payment of Royalty; Adjustments........................... 5
         3.3      Audits............................................................. 5
         3.4      Payment Exchange Rate.............................................. 6
         3.5      Tax Withholding.................................................... 6
         3.6      Representations and Warranties of Interneuron...................... 6
         3.7      Representations and Warranties of Intercardia...................... 8

ARTICLE IV

         TERM AND TERMINATION........................................................ 9
         4.1      Term and Expiration................................................ 9
         4.2      Effect of Expiration or Termination................................ 9



                                       (i)

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
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
ARTICLE V

         MISCELLANEOUS............................................................... 9
         5.1      Assignment......................................................... 9
         5.2      Severability....................................................... 9
         5.3      Notices........................................................... 10
         5.4      Applicable Law.................................................... 11
         5.5      Dispute Resolution................................................ 11
         5.6      Entire Agreement.................................................. 11
         5.7      No Authority...................................................... 11
         5.8      Waiver............................................................ 11
         5.9      Counterparts...................................................... 12


APPENDIX A        ASSIGNED AGREEMENTS
APPENDIX 1.2      MERCK AGREEMENT
APPENDIX 2.2      GUARANTIES



                                      (ii)

                          ASSIGNMENT AND ASSUMPTION AND
                                ROYALTY AGREEMENT


         THIS AGREEMENT effective as of May 8, 1998, (the "Effective Date") between Intercardia, Inc., a corporation organized and existing under the laws of Delaware and having its principal office at 3200 East Highway 54, Cape Fear Building, Suite 300, Research Triangle Park, North Carolina 27709 ("Intercardia") and Interneuron Pharmaceuticals, Inc., a corporation organized and existing under the laws of Delaware and having its principal office at 99 Hayden Avenue, Lexington MA 02173 ("Interneuron").


                              W I T N E S S E T H:


         WHEREAS, in connection with an Agreement and Plan of Merger entered into on the Effective Date (the "Merger Agreement"), Intercardia has agreed to acquire from Interneuron all of the capital stock (the "Stock") of Transcell Technologies, Inc. ("Transcell") owned by Interneuron under the terms and conditions contained therein; and

         WHEREAS, Interneuron has agreed to assign (the "Assignment") to Intercardia Interneuron's rights, benefits and interests under the agreements set forth on Appendix A hereto (the "Assigned Agreements") and to continue to guaranty certain lease obligations of Transcell under certain conditions (the "Guaranty Agreement") effective upon the closing of the merger (the "Merger") contemplated by the Merger Agreement; and

         WHEREAS, as consideration for the Assignment and the Guaranty Agreement, Intercardia has agreed to pay to Interneuron royalties on Net Sales of Products (each as defined herein), upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         Unless specifically set forth to the contrary herein, the following terms, where used in the singular or plural, shall have the respective meanings set forth below:


1.1      "Closing Date" shall mean the closing date of the Merger.

1.2 "Common Stock" shall mean the common stock, $.001 par value, of Intercardia.

1.3 Defined Terms Appearing in Merck Agreement. The following terms shall have the respective meanings set forth in the Merck Agreement:

         (a)      Affiliate;

         (b)      Calendar Quarter;

         (c)      Calendar Year;

         (d)      First Commercial Sale;

         (e)      Net Sales.

1.4 "Earned Payment" shall mean the $3,000,000 payment made by Intercardia in Common Stock to Interneuron on the Closing Date.

1.5 "Fair Market Value" shall mean, on any applicable payment date, (a) the average of the high and low sales price of the Common Stock on the five
         (5) most recent trading days, ending two (2) business days immediately prior to the applicable payment date, in which the trading volume of the Common Stock was at least 1500 shares, or, if no such sales take place on any such date, the average of the closing bid and asked prices of the Common Stock on such date, in each case as officially reported on the Nasdaq National Market or any other national securities exchange on which the Common Stock is then listed, or (b) if the Common Stock is not then listed or admitted to trading on the Nasdaq National Market or any other national securities exchange, the average of the reported closing bid and asked prices of the Common Stock on the five (5) trading days ending on such date as shown by Nasdaq or (c) if the Common Stock is not then listed on any exchange or shown by Nasdaq, the higher of (x) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of Intercardia as at the last day of any month ending within 60 days preceding the date as of which the determination is to be made or (y) the fair value thereof determined in good faith by an independent valuation firm jointly selected by the parties as of a date which is within 15 days of the date as of which the determination is to be made.

1.6      "Merck" shall mean Merck & Co., Inc.

1.7 "Merck Agreement" shall mean the Research Collaboration and License Agreement by and among Merck & Co., Inc., Transcell and Interneuron effective as of June 30, 1997, a copy of which is attached hereto as Appendix 1.2.

1.8      "Party" shall mean Intercardia or Interneuron.




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1.9      "Princeton License Agreement" shall mean the License Agreement between the Trustees of Princeton University ("Princeton") and Interneuron entered into on April 15, 1998, effective as of June 30, 1997.

1.10 "Princeton Sponsored Research Agreements" shall mean the Research Agreements between Princeton and Interneuron dated April 29, 1997 relating to Research Proposals titled "Construction of a Vancomycin Library" and "Towards a Map of the Active Site of MurG."

1.11 "Product" shall mean a product defined in the Merck Agreement as a Licensed Product.

1.12 "Securities Act" shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

1.13 "Side Agreement" shall mean the Side Agreement effective as of June 30, 1997 by and among Merck, Princeton, Interneuron and Transcell.


                                   ARTICLE II

                  ASSIGNMENT AND ASSUMPTION; GUARANTY AGREEMENT
                  ---------------------------------------------

2.1 Assignment and Assumption. Interneuron hereby assigns to Intercardia all of its rights, benefits and interests under each of the Assigned Agreements. Intercardia hereby assumes and agrees to pay, perform, discharge and carry out all of the obligations and liabilities of Interneuron under each of the Assigned Agreements.

2.2 Guaranty Agreement. Interneuron hereby agrees to continue its respective guaranties set forth on Appendix 2.2 hereof (the "Guaranties") until such time as the respective guaranty can be terminated or transferred to Intercardia. Intercardia hereby agrees to
         (i) use its best efforts to terminate or remove Interneuron from each of the Guaranties and (ii) pay, perform, discharge and carry out all the obligations and liabilities under the leases subject to the Guaranties; provided, however, that promptly after the Closing Date, Intercardia shall submit a written request to terminate or remove Interneuron from such Guaranties and shall negotiate in good faith to do so; further provided that, in the event that Intercardia shall be unsuccessful in terminating or removing Interneuron from such Guaranties at such time, Intercardia hereby covenants to submit a similar request on an annual basis, or promptly following the closing of any capital raising transaction of Intercardia, whichever is sooner, until such Guaranties are terminated. Interneuron may participate in or initiate any discussions relating to the termination of, or removal of Interneuron from, such Guaranties.

2.3 Consents or Approvals. To the extent that any consent or approval is required to permit the assignment to Intercardia of any Assigned Agreement or any agreement, commitment or other contractual right thereof, contemplated hereunder to be assigned to Intercardia and such consent or approval is not obtained, this Agreement shall not constitute an assignment thereof. However, Interneuron and Intercardia shall cooperate in any reasonable arrangements designed to provide for Intercardia all of the benefits (and to assure that Interneuron will be effectively relieved from related liabilities) under such agreement or commitment; provided, however, that neither Interneuron nor Intercardia shall be required to enter into any arrangement which, in the reasonable opinion of its counsel, violates the provisions of any contract, law or regulation to which such Party is a party or by which such Party is bound. Intercardia agrees that, so long as it is a party to any such agreement or commitment Intercardia will fully perform all of Interneuron 's obligations thereunder which arise following the Effective Date.


                                   ARTICLE III

                      EARNED PAYMENT; ROYALTIES AND REPORTS
                      -------------------------------------

3.1 Earned Payment and Royalties. In consideration for Interneuron's agreements hereunder, Intercardia shall make the following payments to
         Interneuron:

         3.1.1 Earned Payment. Intercardia shall pay the Earned Payment to Interneuron on the Closing Date. The Earned Payment shall be non-refundable and shall be paid in shares of Intercardia Common Stock calculated by dividing $3,000,000 by the Per Share Price. The Per Share Price shall equal the Fair Market Value of Intercardia Common Stock determined as of the Closing Date; provided, however, that if the Fair Market Value of Intercardia Common Stock determined as of the Closing Date is
                  (i) less than $15.00 then the Per Share Price shall equal $15.00 and (ii) more than $29.00, the Per Share Price shall equal $29.00.

         3.1.2    Royalties

                  (a) Subject to the terms and conditions of this Agreement, Intercardia shall pay to Interneuron royalties based on cumulative annual Net Sales of Products by Merck, Intercardia, their Affiliates or sublicensees in the percentages set forth below:

                           Cumulative Annual Net Sales                 Royalty
                           ---------------------------                 -------
                           Less than or equal to $500,000,000              1%
                           Greater than $500,000,000                     1.5%

                  (b) Royalties at the rates set forth above shall be effective as of the date of First Commercial Sale of a Product and shall continue until Merck, or its successor in interest to the Merck Agreement, no longer has an obligation to pay royalties pursuant to the Merck Agreement, on any Product;



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                           provided, however, that payment of royalties shall
                           not be due until cumulative net sales of Products equal $300,000,000 (the "Initial Payment Event").

3.2      Reports; Payment of Royalty; Adjustments.

         (a) Following the First Commercial Sale of a Product and during the term of the Agreement, Intercardia shall furnish to Interneuron a copy of the written report received by Intercardia under Section 5.5 of the Merck Agreement for each Calendar Quarter of a Calendar Year showing the sales of all Products subject to royalties sold by Merck, Intercardia, their Affiliates and sublicensees during the reporting period (and a reconciliation to Net Sales) together with a report showing the royalties accrued under this Agreement (collectively, the "Accrual Reports"). Accrual Reports shall be due on the thirty-fifth (35th) day following the close of each Calendar Quarter. Royalties shown to have accrued as of the Initial Payment Event shall be due and payable on the thirty-fifth (35th) day following the Initial Payment Event. After the Initial Payment Event, royalties shown to have accrued by each Accrual Report shall be due and payable within ten (10) days after the date that the Accrual Report for such Calendar Quarter is due.

                  Intercardia shall keep complete and accurate records, including copies of any reports forwarded by Merck to Intercardia pursuant to the Merck Agreement, in sufficient detail to enable the royalties hereunder to be determined. Such Accrual Reports will include information in the local currency and as converted into United States dollars based on the average exchange rate on the first and last day of each month (determined in accordance with the Merck Agreement).

         (b) Royalties shall be paid through the issuance by Intercardia to Interneuron of shares (the "Royalty Shares") of Common Stock, unless Interneuron and Intercardia agree that royalties may be paid in cash. The number of Royalty Shares to be issued shall be equal to the amount of royalties due hereunder divided by the Fair Market Value determined as of each Accrual Report date. Interneuron shall have the registration rights with respect to the resale of the Royalty Shares as set forth in a Registration Rights Agreement to be entered into as of the Closing Date.

3.3      Audits.

         (a) Upon the request of Interneuron, Intercardia shall permit an independent certified public accounting firm of nationally recognized standing selected by Interneuron, to have access during normal business hours to such of the records of Intercardia as may be reasonably necessary to verify the accuracy of the Accrual Reports hereunder for any year ending not more than thirty-six (36) months prior to the date of such request.



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         (b)      If such accounting firm correctly concludes that additional royalties were owed during such period, Intercardia shall pay the additional royalties within thirty (30) days of the date Interneuron delivers to Intercardia such accounting firm's written report so concluding. The fees and expenses charged by such accounting firm shall be paid by Interneuron; provided, however, that if an error in favor of Interneuron in the payment of royalties of more than 10% of the royalties due hereunder for the period being reviewed is discovered, then the fees and expenses of such accounting firm shall be borne by Intercardia.

         (c) Upon the expiration of thirty-six (36) months following the end of any year the calculation of royalties payable with respect to such year shall be binding and conclusive upon Interneuron, and Intercardia shall be released from any liability or accountability with respect to royalties for such year.

3.4 Payment Exchange Rate. All calculations of royalties payable to Interneuron under this Agreement shall be made in United States dollars. In the case of sales outside the United States, the rate of exchange to be used in computing the amount of currency equivalent in United States dollars shall be calculated in accordance with Section
         5.7 of the Merck Agreement.

3.5 Tax Withholding. If laws, rules or regulations require withholding of income taxes or other taxes imposed upon payments set forth in this
         Article III, Intercardia shall make such withholding payments as required and subtract such withholding payments from the calculation of royalties and number of Royalty Shares issuable pursuant to this
         Article III. Intercardia shall submit appropriate proof of payment of the withholding taxes to Interneuron within a reasonable period of time. Intercardia will use efforts consistent with its usual business practices to ensure that any withholding taxes imposed are reduced as far as possible under the provisions of the current or any future double taxation treaties or agreements between foreign countries, and the Parties shall cooperate with each other with respect thereto, with the appropriate Party under the circumstance providing the documentation required under such treaty or agreement to claim benefits thereunder.

3.6 Representations and Warranties of Interneuron. Interneuron represents and warrants to Intercardia that:

         (a) the Royalty Shares payable to Interneuron pursuant to the terms hereof will be acquired for investment for its own account, without any view to the unregistered public distribution or resale thereof, all without prejudice, however, to the right of Interneuron at any time lawfully to sell or otherwise to dispose of all or any part of the Royalty Shares pursuant to registration or any exemption therefrom under the Securities Act and applicable state securities laws;




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



         (b) Interneuron understands that the Royalty Shares to be received by it pursuant to the terms hereof are characterized as "restricted securities" under the federal securities laws inasmuch as they will be acquired from Intercardia in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances;

         (c) Interneuron is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. Interneuron has the capacity to evaluate the merits and high risks of an investment in the Royalty Shares and is able to bear the economic risk of this investment. Interneuron understands that an investment in Royalty Shares is highly speculative and involves a high degree of risk. Interneuron has been provided access to all information requested by it in order to evaluate the merits and risks of an investment in the Royalty Shares;

         (d) Interneuron acknowledges that the certificates evidencing the Royalty Shares shall bear a legend substantially as follows:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION
         STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH
         ACT OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

                  The foregoing legend shall be removed by Intercardia from any certificate at such time as the holder of the Royalty Shares represented by the certificate delivers an opinion of counsel reasonably satisfactory to Intercardia to the effect that such legend is not required in order to establish compliance with any provisions of the Securities Act, or at such time as the holder of such Royalty Shares satisfies the requirements of Rule 144(k) under the Securities Act (provided that Rule 144(k) as then in effect does not differ substantially from Rule 144(k) as in effect as of the date of this Agreement), and provided further that Intercardia has received from the holder a written representation that such holder satisfies the requirements of Rule 144(k) as then in effect with respect to such Royalty Shares;

         (e) Interneuron is a duly organized and validly existing corporation under the laws of the State of Delaware, and has taken all required corporate action to authorize the execution, delivery and performance of this Agreement; it has the full corporate right, power and authority to enter into this Agreement and to perform all of its obligations hereunder; the execution and delivery of this Agreement and the consummation of the transactions contemplated herein do not violate, conflict with, or constitute a default under its certificate of incorporation, by-laws or the terms or provisions of any material agreement to which it is a party or by which it is bound, or any order, award, judgment or decree to which it is a party, except in



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



                  each case, for such violations, conflicts or defaults which would not have a material adverse effect (a "Material Adverse Effect") on the assets, results of operations, business or financial condition of Interneuron and its subsidiaries, taken as a whole; and (assuming this Agreement constitutes the valid and binding obligation of Intercardia), upon execution and delivery, this Agreement will constitute the legal, valid and binding obligation of Interneuron;

         (f) The Assigned Agreements were, as of their respective effective dates and, to Interneuron's knowledge, the Assigned Agreements are, in each case, with respect to Interneuron, in full force and effect and enforceable against Interneuron in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) to the extent the enforceability of any indemnification provisions contained in the Assigned Agreements may be limited by applicable laws;

         (g) Interneuron has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the Assigned Agreements, except pursuant to the Merck Agreement;

         (h) to Interneuron's knowledge, there are no claims, judgments or settlements against or owed by Interneuron or pending or threatened claims or litigation to which Interneuron is a party, in each case relating to the Assigned Agreements; and

         (i) Interneuron has obtained consents, if any, required in order to assign the Assigned Agreements to Intercardia.

3.7 Representations and Warranties of Intercardia. Intercardia represents and warrants to Interneuron that:

         (a) Intercardia is a duly organized and validly existing corporation under the laws of the State of Delaware, and has taken all required corporate action to authorize the execution, delivery and performance of this Agreement; it has the full corporate right, power and authority to enter into this Agreement and to perform all of its obligations hereunder; the execution and delivery of this Agreement and the consummation of the transactions contemplated herein do not violate, conflict with, or constitute a default under its certificate of incorporation, by-laws or the terms or provisions of any material agreement to which it is a party or by which it is bound, or any order, award, judgment or decree to which it is a party, except in each case, for such violations, conflicts or defaults which would not have a Material Adverse Effect on the assets, results of operations, business or financial condition of Intercardia and its subsidiaries, taken as a whole; and (assuming this



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



                  Agreement constitutes the valid and binding obligation of Interneuron) upon execution and delivery, this Agreement will constitute the legal, valid and binding obligation of Intercardia;

         (b) the Royalty Shares issuable pursuant to this Agreement have been duly authorized and, when issued and delivered pursuant to the terms of this Agreement will be duly and validly issued, fully paid and non-assessable and free of any preemptive rights and of restrictions on transfer except under applicable federal and state securities laws; Intercardia will use its best efforts during the term of this Agreement to maintain, authorize and reserve for issuance a sufficient number of shares of authorized Common Stock for the issuance of Royalty Shares pursuant to this Agreement, including, if necessary, amending its Certificate of Incorporation.


                                   ARTICLE IV

                              TERM AND TERMINATION
                              --------------------

4.1 Term and Expiration. This Agreement shall be effective as of the Effective Date and shall continue in effect until expiration of all royalty obligations hereunder.

4.2 Effect of Expiration or Termination. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Any expiration or early termination of this Agreement shall be without prejudice to the rights of any Party against the other accrued or accruing under this Agreement prior to termination, including the obligation to make royalty payments for Product(s) sold prior to such termination.


                                    ARTICLE V

                                  MISCELLANEOUS
                                  -------------

5.1 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person who is not a Party. No assignment of this Agreement or of any rights or obligations hereunder may be made by Intercardia (by operation of law or otherwise) without Interneuron's written consent. Interneuron may assign all or a portion of its benefits pursuant to this Agreement.

5.2 Severability. In the event that any of the provisions contained in this Agreement are held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of



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



         the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affect the substantive rights of the parties. The Parties shall replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

5.3 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  if to Interneuron to:     Interneuron Pharmaceuticals, Inc.
                                            99 Hayden Avenue
                                            Lexington, MA 02173
                                            Attention: President
                                            Fax No.: 781-862-3859

                  with a copy to:           Bachner, Tally, Polevoy  Misher LLP
                                            380 Madison Avenue
                                            18th Floor
                                            New York, NY 10017
                                            Attention:  Jill M.  Cohen, Esq.
                                            Fax No.:  212-682-5729

                  if to Intercardia to:     Intercardia, Inc.
                                            P.O. Box 14287
                                            3200 East Highway 54
                                            Cape Fear Building, Suite 300
                                            Research Triangle Park, NC  27709
                                            Attention: President
                                            Fax No.: 919-544-1245

                  with a copy to:           Wyrick Robbins Yates & Ponton LLP
                                            4101 Lake Boone Trail
                                            Suite 300
                                            Raleigh, NC  27607
                                            Attention: Larry Robbins, Esq.
                                            Fax No.: 919-781-4865

         or to such other address as the Party to whom notice is to be given may have furnished to the other Parties in writing in accordance herewith. Any such communication shall be deemed to have been given when delivered if personally delivered or sent by facsimile on



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         a business day, on the business day after patch if sent by nationally-recognized overnight courier and on the third business day following the date of mailing if sent by mail.

5.4 Applicable Law. The Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the United States without reference to any rules of conflict of laws.

5.5 Dispute Resolution. The Parties agree to attempt initially to solve all claims, disputes, or controversies arising under, out of, or in connection with this Agreement by conducting good faith negotiations. If the Parties are unable to settle the matter between themselves, the matter shall thereafter be resolved by alternative dispute resolution, starting with mediation and including, if necessary, a final and binding arbitration. Whenever a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other Party. The Party giving such notice shall refrain from instituting the arbitration proceedings for a period of sixty (60) days following such notice. During such period, the Parties shall make good faith efforts to amicably resolve the dispute without arbitration. Any arbitration hereunder shall be conducted under the rules of the American Arbitration Association. Each such arbitration shall be conducted by a panel of three arbitrators: one arbitrator shall be appointed by each of Interneuron and Intercardia and the third shall be appointed by the American Arbitration Association. Any such arbitration shall be held in Wilmington, Delaware. The arbitrators shall have the authority to grant specific performance. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. In no event shall a demand for arbitration be made after the date when institution of a legal or equitable proceeding based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

5.6 Entire Agreement. This Agreement, together with the Merger Agreement and the exhibits thereto, contains the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, relating to the subject matter hereof, heretofore made are expressly merged in and made a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by all Parties hereto. To the extent this Agreement refers to or incorporates sections of the Merck Agreement, the consent of Interneuron shall be required in connection with the amendment or modification of any of such sections of the Merck Agreement.

5.7 No Authority. Except as specifically set forth herein, no Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on any other Party, without the prior consent of such other Party.

5.8 Waiver. The waiver by a Party hereto of any right hereunder or the failure to perform or of a breach by another Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or other:
         wise.

5.9 Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

                                   INTERCARDIA, INC.


                                   By: /s/ Clayton Duncan
                                       --------------------------------------
                                       Name:    Clayton Duncan
                                       Title:   President and Chief Executive
                                                Officer

                                   INTERNEURON PHARMACEUTICALS, INC.


                                   By: /s/ Glenn L. Cooper, M.D.
                                       --------------------------------------
                                       Name:    Glenn L. Cooper, M.D.
                                       Title:   President and Chief Executive
                                                Officer

                                   APPENDIX A
                                   ----------


                               ASSIGNED AGREEMENTS


Merck Agreement
Princeton License Agreement
Princeton Sponsored Research Agreements
Side Agreement

                                  APPENDIX 1.2
                                  ------------


                                 MERCK AGREEMENT

                                  APPENDIX 2.2
                                  ------------

                                   GUARANTIES


Guaranty to Lease between Transcell and Cedar Brook Corporate Center, L.P., dated September 19, 1996.

Guaranty to Master Equipment Lease between Transcell and Phoenix Leasing Incorporated.